Exhibit 99.1

SPS Commerce Reports Strong Third Quarter 2026 Financial Results
Company advances agentic strategy while driving margin expansion

MINNEAPOLIS, October 29, 2026 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), the leading intelligent supply chain network, today announced financial results for the third quarter ended September 30, 2026.
Financial Highlights
Third Quarter 2026 Financial Highlights
•Revenue was $197.6 million in the third quarter of 2026, compared to $189.9 million in the third quarter of 2025, reflecting 4% growth, which was partially offset by the divestiture of the 3P Revenue Recovery business completed in the second quarter of 2026, and variability in the 1P Revenue Recovery take rate model.
•Recurring revenue grew 4% from the third quarter of 2025.
•Net income was $30.7 million or $0.85 per diluted share, compared to net income of $25.6 million or $0.67 per diluted share in the third quarter of 2025.
•Non-GAAP income was $50.2 million or $1.39 per diluted share, compared to non-GAAP income of $43.0 million or $1.13 per diluted share in the third quarter of 2025.
•Adjusted EBITDA for the third quarter of 2026 increased 17% to $70.9 million compared to the third quarter of 2025.
•Share repurchases in the third quarter of 2026 totaled $48.8 million.

“The progress we have made to date with our agentic transformation initiatives – both across our product portfolio and internally – has exceeded my expectations. I want to recognize all of Team SPS for their agentic-first mindset and commitment to this transformation,” said Chad Collins, CEO of SPS Commerce. “With our agentic strategy advancing, we are uniquely positioned to deliver sustainable, profitable growth, backed by the combination of AI and SPS’ intelligent network – a powerful and durable competitive moat that no one else can match.”

“Our third quarter financial results clearly demonstrate the strong operating leverage embedded in our business model,” said Joe Del Preto, CFO of SPS Commerce. “Continued margin expansion underscores both our commitment to disciplined cost management and the tangible efficiency gains we're unlocking through agentic customer onboarding.”

Guidance

As a result of the divestiture of the 3P Revenue Recovery business on June 30, 2026, guidance factors in a reduction of approximately $10.5 million in revenue to the second half of 2026. The divestiture is expected to be neutral to Adjusted EBITDA in the second half of 2026.

Fourth Quarter 2026 Guidance
•Revenue is expected to be in the range of $199.3 million to $201.3 million.
•Net income per diluted share is expected to be in the range of $0.74 to $0.79, with fully diluted weighted average shares outstanding of 36.0 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $1.31 to $1.36.
•Adjusted EBITDA is expected to be in the range of $72.0 million to $74.0 million.
•Non-cash, share-based compensation expense is expected to be $17.0 million, depreciation expense is expected to be $6.1 million, and amortization expense is expected to be $12.3 million.

Fiscal Year 2026 Guidance
•Revenue is expected to be in the range of $786.9 million to $788.9 million, representing approximately 5% growth over 2025.
•Net income per diluted share is expected to be in the range of $2.29 to $2.35, with fully diluted weighted average shares outstanding of 36.6 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $5.05 to $5.11.
•Adjusted EBITDA is expected to be in the range of $267.4 million to $269.4 million, reflecting an Adjusted EBITDA margin of 34% at the midpoint, an increase of approximately 330 basis points compared to full year 2025.
•Non-cash, share-based compensation expense is expected to be $69.5 million, depreciation expense is expected to be $24.1 million, and amortization expense is expected to be $40.8 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q3 2026 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce (NASDAQ: SPSC) is the leading intelligent supply chain network, connecting trading partners around the globe to optimize supply chain operations with all retail partners. Our AI-powered network connects 300,000+ trading relationships worldwide and moves more than 750M transactions and over $650B in gross merchandise value each year. From retailers and brands to manufacturers, distributors, and logistics providers, SPS is trusted by seven of the top ten largest retailers, and over two-thirds of today’s fastest growing brands. Our multi-solution portfolio orchestrates the data, decisions, and relationships that keep the world's supply chains moving forward. With nearly 3,000 employees and  offices worldwide, SPS Commerce is headquartered in Minneapolis, Minnesota. For more information, visit www.spscommerce.com.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain from investments and foreign currency transactions, investment income, loss on sale of business, and other adjustments as necessary for a fair presentation. Other adjustments for the three months ended September 30, 2026 included asset disposals and for the nine months ended September 30, 2026, included the remeasurement of an acquired earn-out liability, asset disposals, and the net impact of divestiture-related exit and disposal activity. Net income is the most directly comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain from investments and foreign currency transactions, loss on sale of business, and other adjustments as necessary for a fair presentation, including for the three months ended September 30, 2026 asset disposals and for the nine months ended September 30, 2026, the remeasurement of an acquired earn-out liability, asset disposals, net impact of divestiture-related exit and disposal activity, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the most directly comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2026, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In thousands, except shares)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$153,818	$151,355
Short-term investments	29,683	—
Accounts receivable	74,477	75,295
Allowance for credit losses	(8,302)	(7,129)
Accounts receivable, net	66,175	68,166
Deferred costs	64,181	66,693
Other assets	33,164	49,090
Total current assets	347,021	335,304
Property and equipment, net	43,943	43,117
Operating lease right-of-use assets	5,656	5,025
Goodwill	539,089	541,719
Intangible assets, net	162,545	215,815
Other assets
Deferred costs, non-current	19,996	20,719
Deferred income tax assets	492	493
Other assets, non-current	13,856	7,667
Total assets	$1,132,598	$1,169,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,881	$13,757
Accrued compensation	47,459	47,577
Accrued expenses	16,059	13,074
Deferred revenue	79,342	75,590
Operating lease liabilities	1,232	4,353
Total current liabilities	153,973	154,351
Other liabilities
Deferred revenue, non-current	3,910	5,288
Operating lease liabilities, non-current	5,392	2,839
Deferred income tax liabilities	36,166	33,201
Other liabilities, non-current	255	287
Total liabilities	199,696	195,966
Commitments and contingencies
Stockholders' equity
Common stock	40	40
Treasury stock	(328,155)	(177,949)
Additional paid-in capital	778,767	722,737
Retained earnings	486,714	429,438
Accumulated other comprehensive loss	(4,464)	(373)
Total stockholders’ equity	932,902	973,893
Total liabilities and stockholders’ equity	$1,132,598	$1,169,859

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$197,647	$189,904	$587,583	$558,853
Cost of revenues (1)	57,101	57,932	175,346	174,672
Gross profit	140,546	131,972	412,237	384,181
Operating expenses
Sales and marketing (1)	43,474	42,322	132,144	127,390
Research and development (1)	16,546	17,276	51,420	51,986
General and administrative (1)	30,831	31,690	103,851	93,598
Amortization of intangible assets	9,766	9,493	28,467	27,590
Loss on sale of business	—	—	23,454	—
Total operating expenses	100,617	100,781	339,336	300,564
Income from operations	39,929	31,191	72,901	83,617
Other income, net	1,372	1,260	4,774	4,240
Income before income taxes	41,301	32,451	77,675	87,857
Income tax expense	10,618	6,882	20,399	20,359
Net income	$30,683	$25,569	$57,276	$67,498

Net income per share
Basic	$0.85	$0.67	$1.56	$1.78
Diluted	$0.85	$0.67	$1.56	$1.77

Weighted average common shares used to compute net income per share
Basic	35,900	37,895	36,599	37,939
Diluted	36,209	37,993	36,740	38,070

(1) Amounts include stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenues	$3,383	$3,171	$9,787	$9,610
Operating expenses
Sales and marketing	4,086	3,486	12,345	9,270
Research and development	2,415	2,354	7,086	6,506
General and administrative	5,809	5,442	23,244	17,932
Total stock-based compensation expense	$15,693	$14,453	$52,462	$43,318

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$57,276	$67,498
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	890	12,583
Depreciation and amortization of property and equipment	18,056	15,302
Amortization of intangible assets	28,467	27,590
Accretion of purchase discounts on investments	(257)	—
Provision for credit losses	6,497	6,843
Stock-based compensation	52,462	43,318
Loss on sale of business	23,454	—
Other, net	(1,280)	(343)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(6,536)	(16,301)
Deferred costs	2,912	234
Other assets and liabilities	7,545	(25,233)
Accounts payable	(2,837)	2,925
Accrued compensation	(2,808)	1,035
Accrued expenses	259	(2,226)
Deferred revenue	2,772	1,051
Operating leases	(1,208)	(1,357)
Net cash provided by operating activities	185,664	132,919
Cash flows from investing activities
Purchases of property and equipment	(21,246)	(18,873)
Purchases of investments	(34,444)	—
Maturities of investments	5,000	—
Proceeds from sale, net	8,768	—
Acquisition of business, net	—	(142,628)
Net cash used in investing activities	(41,922)	(161,501)
Cash flows from financing activities
Repurchases of common stock	(147,205)	(89,556)
Net proceeds from exercise of options to purchase common stock	1,035	3,481
Net proceeds from employee stock purchase plan activity	4,718	5,924
Net cash used in financing activities	(141,452)	(80,151)
Effect of foreign currency exchange rate changes	173	1,441
Net increase (decrease) in cash and cash equivalents	2,463	(107,292)
Cash and cash equivalents at beginning of period	151,355	241,017
Cash and cash equivalents at end of period	$153,818	$133,725

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$30,683	$25,569	$57,276	$67,498
Income tax expense	10,618	6,882	20,399	20,359
Depreciation and amortization of property and equipment	6,072	5,354	18,056	15,302
Amortization of intangible assets	9,766	9,493	28,467	27,590
Stock-based compensation expense	15,693	14,453	52,462	43,318
Realized loss (gain) from investments and foreign currency transactions	13	(205)	(509)	(678)
Investment income	(1,611)	(1,076)	(3,973)	(3,613)
Loss on sale of business	—	—	23,454	—
Other	(366)	10	(201)	1,129
Adjusted EBITDA	$70,868	$60,480	$195,431	$170,905

Adjusted EBITDA Margin
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$197,647	$189,904	$587,583	$558,853

Net income	30,683	25,569	57,276	67,498
Margin	16%	13%	10%	12%

Adjusted EBITDA	70,868	60,480	195,431	170,905
Adjusted EBITDA Margin	36%	32%	33%	31%

Non-GAAP Income per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$30,683	$25,569	$57,276	$67,498
Stock-based compensation expense	15,693	14,453	52,462	43,318
Amortization of intangible assets	9,766	9,493	28,467	27,590
Realized loss (gain) from investments and foreign currency transactions	13	(205)	(509)	(678)
Loss on sale of business	—	—	23,454	—
Other	(366)	10	(201)	1,129
Income tax effects of adjustments	(5,628)	(6,365)	(23,277)	(19,935)
Non-GAAP income	$50,161	$42,955	$137,672	$118,922

Shares used to compute net income and non-GAAP income per share
Basic	35,900	37,895	36,599	37,939
Diluted	36,209	37,993	36,740	38,070

Net income per share, basic	$0.85	$0.67	$1.56	$1.78
Non-GAAP adjustments to net income per share, basic	0.55	0.46	2.20	1.35
Non-GAAP income per share, basic	$1.40	$1.13	$3.76	$3.13

Net income per share, diluted	$0.85	$0.67	$1.56	$1.77
Non-GAAP adjustments to net income per share, diluted	0.54	0.46	2.19	1.35
Non-GAAP income per share, diluted	$1.39	$1.13	$3.75	$3.12
The annual per share amounts may not cross-sum due to rounding.